UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the registrant [   ]
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[ ] Preliminary Proxy Statement.
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[X] Definitive Proxy Statement
[ ] Definitive Additional Materials.
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12.

INTERWOVEN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
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box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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April 23, 2002

To Our Stockholders:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Interwoven, Inc. to be held at the Hyatt San Jose - Silicon Valley, 1740 North First Street, San Jose, California, on Thursday, June 6, 2002, at 1:30 p.m., local time.

The matters to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Please use this opportunity to take part in Interwoven’s affairs by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Your right to attend the meeting and to vote your shares in person is not forfeited by returning the Proxy.

We hope to see you at the meeting.

Sin	cerely,

Ma	rtin W. Brauns
Chairman and Chief Executive Officer

INTERWOVEN, INC.
803 11th AVENUE
SUNNYVALE, CALIFORNIA 94089
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Interwoven, Inc. will be held at the Hyatt San Jose - Silicon Valley, 1740 North First Street, San Jose, California, on Thursday, June 6, 2002, at 1:30 p.m., local time.

At the meeting, you will be asked to consider and vote upon the following matters:

1.
The election of two Class III directors, each to serve until the third annual meeting of stockholders following this meeting and until his successor has been elected and qualified or until his earlier resignation, death or removal. At the meeting, we intend to present the following nominees for election as Class III directors:

Ronald E.F. Codd

John Van Siclen

2.
A proposal to amend the Company’s 1999 Equity Incentive Plan to increase the number of shares subject to options automatically granted to non-employee directors, so that initial option grants to new directors will be for 40,000 shares and subsequent annual option grants to incumbent directors will be for 20,000 shares.

3.	A proposal to ratify KPMG LLP as our independent accountants for 2002.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 11, 2002 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

By	Order of the Board of Directors

Da	vid M. Allen
Senior Vice President and Chief Financial Officer

Sunnyvale, California
April 23, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

INTERWOVEN, INC.
803 11th AVENUE
SUNNYVALE, CALIFORNIA 94089

PROXY STATEMENT

April 23, 2002

I.	INFORMATION ABOUT SOLICITATION AND VOTING

Our board of directors is soliciting your proxy for our 2002 annual meeting of stockholders. The meeting will be held at the Hyatt San Jose - Silicon Valley, 1740 North First Street, San Jose, California on Thursday, June 6, 2002 at 1:30 p.m., local time.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

All proxies will be voted in accordance with the instructions specified on the proxy card. If no choice is specified, the proxies will be voted in favor of the board nominees and the proposals described in the attached Notice of Annual Meeting of Stockholders and this proxy statement. This proxy statement and the enclosed proxy card were first mailed on or about April 30, 2002 to stockholders entitled to vote at the meeting.

We will pay the costs of soliciting proxies from stockholders. We will reimburse our transfer agent, American Stock Transfer & Trust Company, for its out-of-pocket expenses, which we estimate will be approximately $5,500. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. Our directors, officers and regular employees may solicit proxies on our behalf, without additional compensation, in person or by telephone.

II.	QUESTIONS AND ANSWERS

Q:	Who can vote at the meeting?

A:
April 11, 2002 is the record date for the meeting. If you owned our stock on April 11, 2002, you may attend and vote at the meeting. You are entitled to one vote for each share of common stock held on all matters to be voted upon. On April 11, 2002, there were 104,917,970 shares of our common stock outstanding.

Q:	How many votes do we need to hold the meeting?

A:
A majority of our outstanding shares as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy card.

Q:	What proposals will be voted on at the meeting?

A:	There are three proposals scheduled for a vote. They are:

•
Proposal No. 1:    To elect two Class III directors to our board of directors, each to serve for a term of three years or until his successor has been duly elected and qualified or until his earlier resignation or removal; and

•
Proposal No. 2:    To amend the Company’s 1999 Equity Incentive Plan to increase the number of shares subject to options automatically granted to non-employee director under the plan, so that each non-employee director will be granted an option to purchase 40,000 shares of common stock upon his or her first election to the Board, and each incumbent non-employee director will be granted an option to purchase 20,000 shares of common stock each year on the date of the annual meeting of stockholders.

•	Proposal No. 3: To ratify KPMG LLP as our independent accountants for our current fiscal year.

Q:	What is the vote required for proposal No. 1?

A:
For the election of directors, the two individuals receiving the highest number of “FOR” votes will be elected. You may give each candidate one vote for each share you held on the record date. You may not vote your shares cumulatively.

Q:	How are votes counted?

A:
You may vote either “FOR” or “AGAINST” each nominee for the board of directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on proposal Nos. 2 and 3. If you abstain from voting on these proposals, it will have no effect on the outcome of the vote. If you sign your proxy card with no additional instructions, your shares will be counted as a “FOR” vote for each director nominee and a “FOR” vote for the other proposals. If you do not vote and you hold your shares in a brokerage account in your broker’s name, your shares will not be counted in the tally of the number of shares cast “FOR,” “AGAINST” or “ABSTAIN” on any proposal where your broker does not have discretionary authority to vote. This will have the effect of reducing the number of shares needed to approve any of these items. However, these shares may be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Q:	How can I vote my shares in person at the meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification to the meeting. If you hold your shares in a brokerage account in your broker’s name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as a stockholder of record or in a brokerage account in your broker’s name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in a brokerage account in your broker’s name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions included on your proxy card. For shares held in a brokerage account in your broker’s name, the voting instruction card will be included by your broker or nominee.

Q:	How can I change my vote after I return my proxy?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:	What is Interwoven’s voting recommendation?

A:	Our board of directors recommends that you vote your shares “FOR” each of the board nominees and “FOR” the other proposals described in this proxy statement.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2002.

*****

Assumptions

Unless otherwise indicated, all stock prices and amounts contained in this proxy statement reflect all stock splits effected prior to the date of the proxy statement, and the conversion of our preferred stock into common stock in October 1999.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at this meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders to be held in 2003 and 2004, respectively. The Board proposes that each of the Class III nominees named below, both of whom are currently serving as directors, be elected as a Class III director for a three-year term expiring at the 2005 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. Mr. Van Siclen was appointed as a Class II director in January 2002; if elected as a Class III director by the stockholders he will serve in that capacity rather than Class II. Shares represented by the accompanying proxy will be voted “for” the election of each of the two nominees named below unless the proxy is marked to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.

Nominees to the Board

The nominees, and their ages and occupations, are:

Name of Director	Age	Principal Occupation	Director Since
Ronald E.F. Codd (1)	46	President and Chief Executive Officer, Momentum Business Applications, Inc.	1999
John Van Siclen	45	President and Chief Operating Officer, Interwoven, Inc.	2002

(1)	Audit Committee member.

Ronald E.F. Codd has served as President, Chief Executive Officer and a director of Momentum Business Applications, Inc., a software company, since January 1999. From 1991 to December 1998, he served as Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary of PeopleSoft, Inc., an enterprise software developer. Mr. Codd also serves on the board of directors of Adept Technology, Inc., a robotics manufacturer, Intraware, Inc., a provider of business-to-business e-commerce services, and Virage, Inc., a video distribution software company. Mr. Codd holds a Bachelor of Science in accounting from the University of California at Berkeley and a Master of Management from the J.L. Kellogg Graduate School of Management (Northwestern University).

John Van Siclen has served as our President and Chief Operating Officer and as a member of our Board of Directors since January 2002. From May 2001 to January 2002, he served as our Senior Vice President and Chief Operating Officer, and from December 1999 to April 2001, he served as our Vice President of Corporate and Business Development. Prior to joining Interwoven, Mr. Van Siclen served as President and Chief Executive Officer of Perspecta, Inc., an Internet software company, from 1997 to November 1999, when it was acquired by At Home Corporation. From 1996 to 1997, Mr. Van Siclen served as Vice President, Alternate Channels at Informix Software, Inc., a database software company. Mr. Van Siclen holds a Bachelor of Arts in history from Princeton University.

Continuing Directors

Name of Director	Age	Principal Occupation	Director Since
Martin W. Brauns	42	Chairman and Chief Executive Officer, Interwoven, Inc.	1998
Kathryn C. Gould (2)	52	Managing Member, Foundation Capital	1998
Anthony Zingale (1)(2)	46	Private Investor	2000

(1)	Audit Committee member.

(2)	Compensation Committee member.

Martin W. Brauns has served as our Chairman and Chief Executive Officer since January 2002. From March 1998 to January 2002, he served as our President and Chief Executive Officer and as a member of our Board of Directors. Prior to joining Interwoven, Mr. Brauns served as President and Chief Operating Officer of Sqribe Technologies, Inc., a software company, from July 1997 to November 1997. From 1996 to June 1997, Mr. Brauns served in a number of positions, including most recently as Vice President of North American Sales, at Informix Software, Inc. Mr. Brauns holds a Bachelor of Science in international business and a Master of Business Administration from San Jose State University.

Kathryn C. Gould is a founder of Foundation Capital, a venture capital firm, and has been a managing member since 1995. Since 1989, Ms. Gould has been a General Partner of Merrill, Pickard, Anderson & Eyre, a venture capital firm. She also serves on the board of directors of Eloquent, Inc., a web-based business-to-business communications software company, and Chordiant Software, Inc., a customer relationship management software company. Ms. Gould holds a Bachelor of Science in physics from the University of Toronto and a Master of Business Administration from the University of Chicago.

Anthony Zingale is a private investor. He served as President, Clarify eBusiness Applications, a provider of eBusiness solutions and a business division of Nortel Networks, Inc., from March 2000 until his retirement in March 2002. From March 1998 to March 2000, Mr. Zingale served as President, Chief Executive Officer and a director of Clarify, Inc. (now known as Clarify eBusiness Applications, a Nortel Networks Company), a provider of eBusiness solutions. From November 1997 to March 1998, Mr. Zingale served as an independent consultant, and from 1989 to November 1997, he served in a variety of executive management positions at Cadence Design Systems, Inc., an electronic design automation software and services company, including most recently as Senior Vice President of Worldwide Marketing. Mr. Zingale holds a Bachelor of Science in electrical and computer engineering and a Bachelor of Arts in business administration from the University of Cincinnati.

There are no family relationships among any of our directors or officers.

Board of Directors Meetings and Committees

Board of Directors.    During 2001, the Board met eight times, including telephone conference meetings. Except for Mr. Thompson, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board and of all committees of the Board on which such director served held during the period such director served. Mr. Thompson attended 62.5% of the total number of Board meetings in 2001.

Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

Audit Committee.    Messrs. Codd, Thompson and Zingale are the current members of the Audit Committee. Mr. Thompson is not standing for re-election as a board member. The Board expects to appoint Ms. Gould as the third member of the Audit Committee effective June 6, 2002. The Audit Committee met four times in 2001. In discharging its duties, the Audit Committee:

•	meets independently and together with our independent accountants and our financial and senior management, to review the adequacy of our internal control systems and financial reporting procedures;

•	reviews the general scope of our annual audit and the fees charged by the independent accountants;

•	reviews and monitors the performance of non-audit services by our accountants;

•	selects, and recommends to the Board for approval, our independent accountants; and

•
reviews the fairness of any proposed transaction between Interwoven and any officer, director or other of our affiliates and performs such other functions as may be required by any stock market upon which our common stock may be listed.

Compensation Committee.    Ms. Gould and Mr. Zingale are the current members of the Compensation Committee. The Compensation Committee met once during 2001. The Compensation Committee recommends compensation for our officers and employees, grants (or delegates authority to grant) options and stock awards under the our employee benefit plans, and reviews and recommends adoption of and amendments to stock option and employee benefit plans.

Director Compensation

Our directors receive no cash compensation for their services as directors but are reimbursed for their reasonable expenses in attending Board and committee meetings.

Under the 1999 Equity Incentive Plan, without giving effect to Proposal No. 2, each director who is not our employee is automatically granted an option to purchase 20,000 shares of common stock under this plan when he or she first becomes a member of the Board of Directors. Subsequently, each incumbent non-employee director is automatically granted an option to purchase 10,000 shares of common stock under this plan following each annual meeting of stockholders, if the director has served continuously as a member of the Board for at least one year. Each option granted to directors under the 1999 Equity Incentive Plan has a 10-year term and terminates three months following the date the director ceases to be one of our directors or consultants or 12 months following the date if the termination is due to death or disability. All options granted to directors under this plan are fully vested and exercisable as of the date of grant. In 2001, Ms. Gould and Messrs. Codd, Thompson and Zingale were each automatically granted options to 10,000 shares of common stock following the 2001 annual meeting of stockholders.

The Board recommends a vote for the election
of each of the nominated directors.

PROPOSAL NO. 2
AMENDMENT OF THE 1999 EQUITY INCENTIVE PLAN

Stockholders are being asked to approve an amendment to Interwoven’s 1999 Equity Incentive Plan that would increase the number of shares subject to options automatically granted to non-employee directors under the plan. All other terms of the plan remain unchanged.

The Board of Directors believes that these amendments will promote the interests of Interwoven and its stockholders by helping us to attract and retain highly qualified non-employee directors. In addition, the Board believes adoption of these amendments will help align director interests with those of other stockholders. The changes to the plan that the stockholders are being asked to approve at the meeting are summarized below.

Under the plan as amended, each non-employee who first becomes a director on or after June 6, 2002 will be granted an option to purchase 40,000 shares of our common stock upon his or her first being elected or appointed to the Board. This initial option grant will have an exercise price equal to the fair market value of the common stock on the date of grant and will be fully vested and immediately exercisable. Initial grants are currently for 20,000 shares. In addition, immediately following each annual meeting of stockholders (commencing with the 2002 annual meeting), each non-employee director who has been a director for at least one year will be granted an option to purchase 20,000 shares of our common stock. These annual grants will also have an exercise price equal to the fair market value of the common stock on the date of grant and will be fully vested and immediately exercisable. Annual grants are currently for 10,000 shares.

Since inception of the plan, Interwoven has effected two stock splits in the form of two-for-one stock dividends, but the number of shares covered by automatic grants under the plan has not been increased to reflect these stock splits.

The Board approved the proposed amendments on March 7, 2002, to be effective upon stockholder approval. A summary of the principal provisions of the 1999 Equity Incentive Plan, assuming stockholder approval of the amendments, is set forth below. The summary is not necessarily complete; please refer to the full text of the plan for a complete statement of its terms.

Plan History

In July 1999 the Board adopted the 1999 Equity Incentive Plan, and in September 1999 our stockholders approved it. The Board reserved 11,600,000 shares for issuance under the plan in addition to 575,652 shares that had previously been authorized for issuance under the 1996 Stock Option Plan and 1998 Stock Option Plan, or the prior plans, and any shares issued under the prior plans that are forfeited or repurchased by us or that are issuable upon exercise of options granted pursuant to the prior plans that expire or become unexercisable for any reason without having been exercised in full. With stockholder approval, the Board amended the plan in June 2000 and December 2000 to increase the number of shares of common stock reserved for issuance thereunder by 8,000,000 shares each time. The purpose of the plan is to offer eligible persons an opportunity to participate in Interwoven’s future performance through awards of incentive stock options, nonqualified stock options (at not less than 85% of fair market value), restricted stock awards and stock bonuses. This plan serves as the successor to our prior plans, all of which terminated at the time of our initial public offering on October 7, 1999.

From July 1999 to December 31, 2001, options to purchase an aggregate of 28,083,175 shares of our common stock were granted under the plan, including some options that subsequently terminated before they were exercised. If any option or other award terminates without being exercised or issued, the shares covered by it generally return to the plan for future grants or awards. Of the options granted from July 1999 through December 31, 2001, options were granted to the named executive officers set forth in the Summary Compensation Table, as follows: Martin W. Brauns, 1,600,000 shares; Michael A. Backlund, 450,000 shares; John Van Siclen, 1,136,000 shares; David M. Allen, 330,000, shares; and Jack S. Jia, 470,000 shares. During the same period, Interwoven’s executive officers as of December 31, 2001 as a group (11 persons) were granted options to purchase a total of 5,138,328 shares and the current directors or nominees for election as a director who are not executive officers as a group (4 persons) were granted options to purchase a total of 170,000 shares. During that period, no options were granted under the plan to any associate of any executive officer or director of Interwoven, and no other person received 5% or more of such options.

Shares Under the Plan

The shares available for issuance under the plan are authorized but unissued shares of our common stock. The Board has reserved an aggregate of 27,600,000 shares of common stock for issuance under the plan. In addition, any shares remaining unissued under the prior plans on October 7, 1999, including any shares not issued or issuable upon exercise of options granted pursuant to the prior plans that are forfeited or repurchased by us or that expire or become unexercisable for any reason without having been exercised in full, are no longer available for distribution under the prior plans but are available for distribution under the plan. Shares that will again be available for grant and issuance under the plan include: (a) shares that are subject to issuance upon exercise of an option granted under the plan that cease to be subject to such option for any reason other than exercise of such option; (b) shares that have been issued pursuant to the exercise of an award granted under the plan and are subsequently forfeited or repurchased by us at the original purchase price; (c) shares that are subject to an award granted pursuant to a restricted stock purchase agreement under the plan and are subsequently forfeited or repurchased by us at the original purchase price; or (d) shares that are subject to an award granted under the plan that otherwise terminate without shares being issued. The number of shares covered by the plan is subject to proportional adjustment to reflect stock splits, stock dividends, recapitalizations, subdivisions, combinations and other similar events.

Eligibility

Employees, officers, directors, consultants, independent contractors and advisors of Interwoven (and of its parent or any subsidiaries) are eligible to receive awards under the plan. These service providers are called participants under the plan. No participant is eligible to receive more than 1,000,000 shares of common stock in any calendar year under the plan, other than new employees of Interwoven (including directors and officers who are also new employees) who are eligible to receive up to a maximum of 1,500,000 shares of common stock in the calendar year in which they commence their employment with Interwoven. As of December 31, 2001, approximately 918 persons were eligible to participate in the plan, 382,249 shares had been issued upon exercise of options and 17,367,182 shares were subject to outstanding options. As of that date, 10,559,687 shares were available for future grant pursuant to the plan, after taking into account the shares originally reserved for issuance under the prior plans that have become available for issuance under the plan. The closing price of our common stock on the Nasdaq National Market was $4.99 per share on April 10, 2002, the last trading day before the record date for the meeting.

Administration

The plan is administered by our Compensation Committee, the members of which are appointed by the Board. The committee currently consists of Kathryn Gould and Anthony Zingale, each of whom are “non-employee directors,” as defined in Rule 16b-3 promulgated under the Exchange Act, and “outside directors,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, or the Code.

Except for automatic grants to each eligible director who is not our employee, the committee determines the persons who are to receive awards, the number of shares subject to each award and the terms and conditions of awards, subject to the terms of the plan. Except for automatic grants to each eligible director who is not our employee, the committee also has the authority to construe and interpret any of the provisions of the plan or any awards granted thereunder.

Stock Options

The plan permits the granting of options that are incentive stock options that qualify under Section 422 of the Code or nonqualified stock options. Incentive stock options may be granted only to employees (including officers and directors who are also employees) of Interwoven or any parent or subsidiary of Interwoven. The option exercise price for each incentive stock option share must be no less than 100% of the closing price of our common stock listed on the Nasdaq National Market at the time of grant. The per share exercise price of an incentive stock option granted to a 10% stockholder must be no less than 110% of the closing price of our common stock listed on the Nasdaq National Market at the time of grant. The option exercise price for each nonqualified stock option share must be no less than 85% of the closing price of our common stock listed on the Nasdaq National Market at the time of grant. Options granted under the plan have a maximum term of ten years. Awards granted under the plan may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee (unless otherwise determined by the Compensation Committee and set forth in the award agreement with respect to awards that are not incentive stock options).

The exercise price of options granted under the plan may be paid as expressly approved by the committee and were permitted by law at the time of grant:

(1)	in cash (by check);

(2)	by cancellation of indebtedness of Interwoven to the participant;

(3)
by surrender of shares of our common stock owned by the participant for at least six months or obtained in the public market and having a fair market value on the date of surrender equal to the aggregate exercise price of the option;

(4)	by tender of a full recourse promissory note;

(5)	by waiver of compensation due to or accrued by the participant for services rendered;

(6)	by a “same-day sale” commitment from the participant and a National Association of Securities Dealers, Inc., or NASD, broker;

(7)	by a “margin” commitment from the participant and an NASD broker; or

(8)	by any combination of the foregoing.

Options granted under the plan generally may be exercised for a period of time after the termination of the optionee’s service to us or our parent or one of our subsidiaries. Options will generally terminate immediately upon termination for cause.

Restricted Stock Awards

The committee may grant participants restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the plan, under such terms, conditions and restrictions as the committee may determine. The purchase price for restricted stock will be determined by the committee. The purchase price for such awards will be determined by the committee on the date of the award (and in the case of an award granted to a 10% stockholder, the purchase price shall be 100% of the closing price of our common stock listed on the Nasdaq National Market at the time of grant) and can be paid for in any of the forms of consideration listed in items (1) through (5), or by any combination of such forms of consideration listed above as are approved by the committee at the time of grant. Interwoven has not granted any restricted stock awards under the plan.

Stock Bonuses

The committee may grant participants awards of stock bonuses either in addition to, or in tandem with, other awards under the plan, under such terms, conditions and restrictions as the committee may determine. During 2001, no shares were issued pursuant to stock bonus awards.

Automatic Grants to Directors

In general, each eligible director who first becomes a member of the Board will automatically be granted a nonqualified stock option for 40,000 shares of common stock under the plan. Additionally, each eligible director who is not our employee will be granted a nonqualified stock option to purchase 20,000 shares immediately after each annual meeting of stockholders, if such member has been continuously serving as a director for a period of one year or more since becoming a member of the Board. Such options are granted with an exercise price equal to the closing price of our common stock listed on the Nasdaq National Market on the date of grant. All options granted to directors who are not are employees are 100% vested and immediately exercisable.

Mergers, Consolidations and Change of Control

In the event of a merger, consolidation, dissolution or liquidation of Interwoven, the sale of substantially all of the assets of Interwoven or any other similar corporate transaction as defined in the plan, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the plan or provide substantially similar consideration, shares or other property as was provided to stockholders of Interwoven (after taking into account provisions of the awards). In the event that the successor corporation does not assume or substitute awards, such awards will expire upon the closing of such transaction at the time and upon the conditions as the Board determines.

Amendment of the Plan

The Board may at any time terminate or amend the plan, including amending any form of award agreement or instrument to be executed pursuant to the plan. However, the Board may not amend the plan in any manner that requires stockholder approval pursuant to the Code or the regulations promulgated thereunder.

Term of the Plan

Unless terminated earlier as provided in the plan, the plan will expire in July 21, 2009, ten years after the date the Board adopted the plan.

Federal Income Tax Information

The following is a general summary as of the date of this proxy statement of the federal income tax consequences to Interwoven and participants under the plan. Federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

Incentive Stock Options.    A participant will recognize no income upon grant of an incentive stock option and incur no tax on its exercise (unless this participant is subject to the alternative minimum tax, or AMT, as described below). If the participant holds shares acquired upon exercise of an incentive stock option, or incentive stock option shares, for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the incentive stock option shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the incentive stock option shares.

If the participant disposes of incentive stock option shares prior to the expiration of either required holding period, the gain realized upon such disposition, up to the difference between the fair market value of the incentive stock option shares on the later of the date of vesting or the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. This is called a disqualifying disposition. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the incentive stock option shares were held by the participant.

Alternative Minimum Tax.    The difference between the fair market value of the incentive stock option shares on the date of exercise and the exercise price is an adjustment to income for purposes of AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is 26% of an individual taxpayer’s alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). A maximum 20% AMT rate applies to the portion of alternative minimum taxable income that would otherwise be taxable as net capital gain. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the incentive stock option shares on the date of exercise and the exercise price), and reducing this amount by the applicable exemption amount ($49,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the incentive stock option shares occurs in the same calendar year as exercise of the incentive stock option, there is no AMT adjustment with respect to those incentive stock option shares. Also, upon a sale of incentive stock option shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the incentive stock option shares at exercise over the amount paid for the incentive stock option shares.

Nonqualified Stock Options.     A participant will not recognize any taxable income at the time a nonqualified stock option is granted. However, upon exercise of a nonqualified stock option, the participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price. The included amount must be treated as ordinary income by the participant and may be subject to withholding by Interwoven (either by payment in cash or withholding out of the participant’s salary). Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

Restricted Stock and Stock Bonuses.    Restricted stock and stock bonuses will generally be subject to tax at the time of receipt, unless there are restrictions that enable the participant to defer tax. At the time the tax is incurred, the tax treatment will be similar to that discussed above for nonqualified stock options.

Maximum Tax Rates.    The maximum tax rate applicable to ordinary income is 38.6%. Long-term capital gain is taxed at a maximum rate of 20%. To receive long-term capital gain treatment, the stock must be held for more than one year. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

Tax Treatment of Interwoven. Interwoven generally will be entitled to a deduction in connection with the exercise of a nonqualified stock option by a participant or the receipt of restricted stock or stock bonuses by a participant to the extent that the participant recognizes ordinary income, provided that Interwoven timely reports such income to the Internal Revenue Service. Interwoven will be entitled to a deduction in connection with the disposition of incentive stock option shares only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the incentive stock option shares.

ERISA.    The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

The Board recommends a vote for the amendment
of the 1999 Equity Incentive Plan.

NEW PLAN BENEFITS

The following table shows, in the aggregate, the options that will be granted to non-employee directors under the plan in 2002 if the nominees are elected and the continuing directors other than Mr. Thompson continue to serve, assuming the stockholders approve Proposal No. 2. Since all current non-employee directors are incumbent directors, no current director will receive an initial grant.

Name and Position	Exercise Price (per share)	Number of Shares
All current directors who are not executive officers, as a group (4 persons)	Fair market value on the date of grant	60,000

Future awards to executive officers and employees of Interwoven under the plan are discretionary and cannot be determined at this time. We have therefore not included a table that reflects such awards.

PROPOSAL NO. 3:    RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

Our Audit Committee has selected KPMG LLP as our independent accountants to perform the audit of our financial statements for 2002, and the stockholders are being asked to ratify such selection. Although Interwoven is not required to seek stockholder approval of this appointment, we believe it is sound corporate practice to do so. If our stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for stockholder rejection and the Board will reconsider the appointment. KPMG LLP has been engaged as our independent accountants since April 2001. Representatives of KPMG LLP will be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Change of Accountants

PricewaterhouseCoopers LLP served as our independent public accountants for 2000. On April 12, 2001, we dismissed PricewaterhouseCoopers LLP as our independent public accountants. The decision to change accountants was recommended by the Audit Committee and approved by the Board of Directors on April 12, 2001.

The reports of PricewaterhouseCoopers LLP on our consolidated financial statements for the years ended December 31, 2000 and December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. Further, during our two fiscal years ended December 31, 2000 and December 31, 1999 and through April 12, 2001, we had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference to the subject matter of the disagreement in its report on our financial statements for those years. During the fiscal years ended December 31, 2000 and December 31, 1999, and through April 12, 2001, we had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). Representatives of PricewaterhouseCoopers LLP are not expected to be present at the meeting.

On April 12, 2001, we engaged KPMG LLP as our independent public accountant for 2001. Prior to the engagement of KPMG LLP, we had not directly or indirectly consulted KPMG LLP during the two most recent fiscal years prior to the date of KPMG LLP’s appointment as our independent public accountants and through April 12, 2001 as to either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements and we did not consult KPMG LLP as to any matter that was either the subject of a disagreement or a reportable event.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Interwoven’s annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP:

Audit Fees—Fees for the audit of Interwoven’s 2001 financial statements and review of 2001 quarterly consolidated financial statements	$273,270
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$0

The Audit Committee believes that the services rendered as set forth opposite the items captioned “All Other Fees” and “Financial Information Systems Design and Implementation Fees” were compatible with maintaining KPMG LLP’s independence.

The Board recommends a vote for the ratification of KPMG LLP.

SECURITY OWNERSHIP OF  BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of Interwoven common stock, as of March 31, 2002, by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, each director and director nominee, each named executive officer set forth in the Summary Compensation Table below, and all directors and executive officers as a group.

The percentage of shares beneficially owned is based on 104,877,720 shares of common stock outstanding as of March 31, 2002. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days of March 31, 2002 are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares Beneficially Owned†	Shares Subject to Repurchase Right	Shares Issuable Under Options Exercisable within 60 days	Aggregate Percentage
Peng T. Ong(1) c/o Interwoven, Inc. 803 11th Avenue Sunnyvale, CA 94089	6,110,056	—	—	5.8%
The TCW Group, Inc.(2) 865 South Figueroa Street Los Angeles, California 90017	5,227,365	—	—	5.0
Martin W. Brauns(3)	4,435,978	71,752	637,501	4.2
Jack S. Jia(4)	871,376	76,666	221,773	*
Michael A. Backlund(5)	619,057	81,665	325,729	*
Kathryn C. Gould	425,838	—	90,000	*
David M. Allen	409,917	186,665	152,606	*
John Van Siclen	362,658	—	359,770	*
Anthony Zingale	120,224	—	100,000	*
Ronald E. F. Codd	92,108	—	82,000	*
Mark C. Thompson	26,000	—	10,000	*
All 15 directors and executive officers as a group(6)	8,283,319	460,244	2,492,640	7.7%

*	Less than 1%
†
Includes shares of common stock listed opposite beneficial owner’s name under the caption “Shares Issuable Under Options Exercisable within 60 Days” and reflects shares of common stock listed opposite beneficial owner’s name under the caption “Shares Subject to Repurchase Right.”

(1)	Represents 3,435,056 shares held of record by Peng Tsin Ong and 2,675,000 shares of common stock held of record by Wai Ping Leong, his spouse.

(2)
As reported in a Schedule 13G filed on February 13, 2002. The TCW Group, Inc. has the shared power to vote or to direct the vote as to, and the shared power to dispose of or to direct the disposition of, 5,227,365 shares.

(3)	Includes 3,796,770 shares held of record by Martin W. Brauns and Margaret R. Brauns, trustees U/D/T 1/9/95.

(4)	Includes 635,328 shares held of record by Jack S. Jia and Cherry W. Jia Living Trust, and 4,400 shares held by family members, as to which Mr. Jia disclaims beneficial ownership.

(5)	Includes 107,996 shares held of record by the Backlund Family Trust.

(6)	Includes 920,163 shares held by officers not shown in the table.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to Interwoven and its subsidiaries during each of the years 1999, 2000 and 2001, to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of 2001 (the “named executive officers”). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, if any, whether paid or deferred. We do not grant stock appreciation rights and have no long-term compensation benefits other than stock options.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options
Martin W. Brauns Chairman and Chief Executive Officer	2001 2000 1999	$272,500 275,000 250,000	$175,000 350,000 100,000	600,000 1,000,000 344,412

Michael A. Backlund Senior Vice President of Worldwide Sales and Field Operations	2001 2000 1999	157,438 155,000 145,000	125,000 315,000 155,000	35,000 430,000 373,328	(1)

John Van Siclen President and Chief Operating Officer	2001 2000 1999	182,083 156,646 —	90,000 100,000 —	405,000 600,000 416,000	(1)(2)

David M. Allen Senior Vice President and Chief Financial Officer	2001 2000 1999	166,979 159,250 105,000	60,000 100,000 83,000	45,000 310,000 746,664	(1)(3)

Jack S. Jia Senior Vice President and Chief Technology Officer	2001 2000 1999	157,438 139,500 115,000	65,000 158,000 92,000	45,000 450,000 146,664	(1)

(1)	Includes options granted in connection with Interwoven’s option exchange program on April 20, 2001. Please refer to “—Ten-Year Option Repricings.”

(2)
Includes options to purchase 50,000 shares of common stock that were granted in 2001 and terminated in connection with Interwoven’s option exchange program on April 20, 2001. Please refer “—Option Grants in 2001” and “—Ten-Year Option Repricings.”

(3)
Includes options to purchase 20,000 shares of common stock that were granted in 2001 and terminated in connection with Interwoven’s option exchange program on April 20, 2001. Please refer “—Option Grants in 2001” and “—Ten-Year Option Repricings.”

The following table sets forth further information regarding option grants to each of the named executive officers pursuant to the 1999 Equity Incentive Plan and the 2000 Stock Incentive Plan during 2001. All options granted under the 1999 Equity Incentive Plan and 2000 Stock Incentive Plan in 2001 are exercisable as they vest and are either incentive stock options or nonqualified stock options. These options generally vest as to 25% of the shares on the first anniversary of the date of grant and the remainder vest ratably over a 36-month period thereafter. We have also granted incentive stock options and nonqualified stock options that do not contain vesting terms or contain vesting terms that are negotiated between the optionee and us. Options expire ten years from the date of grant. Options were granted at an exercise price equal to the fair market value of our common stock on the date of grant. In 2001, we granted to our employees and consultants options to purchase a total of

12,071,376 shares of common stock, including options to purchase a total of 2,597,591 shares under our April 2001 option exchange program, at a weighted average exercise price of $13.38 per share.

In accordance with the SEC rules, the following table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the value of the shares appreciates at the indicated rate for the entire term of the options and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by SEC rules and do not represent our estimate or projection of future common stock prices or values. The potential realizable values shown in this table may never be realized.

Option Grants in 2001

Name	Number of Securities Underlying Options Granted		Percentage of Total Options Granted to Employees in 2001	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%	10%
Martin W. Brauns	500,000 100,000		4.1 0.8%	$5.55 27.88	9/20/11 1/18/11	$1,746,391 1,754,572	$4,426,395 4,447,132
Michael A. Backlund	20,000 15,000	(1)	0.2 0.1	27.88 14.63	1/18/11 4/20/06	350,914 60,667	889,426 134,069
John Van Siclen	140,000 100,000 50,000 50,000 30,000 25,000 10,000	(1) (2) (1) (1) (1)	1.2 0.8 0.4 0.4 0.2 0.2 0.1	14.63 4.02 27.88 18.11 14.63 14.63 14.63	4/20/06 10/1/11 1/18/11 5/31/11 4/20/06 4/20/06 4/20/06	566,229 252,991 — 569,858 121,335 101,112 40,445	1,251,308 641,229 — 1,444,361 268,137 223,448 89,379
David M. Allen	20,000 15,000 10,000	(2) (1) (1)	0.2 0.1 0.1	27.88 14.63 14.63	1/18/11 4/20/06 4/20/06	— 60,667 40,445	— 134,069 89,379
Jack S. Jia	25,000 20,000	(1)	0.2 0.2	14.63 27.88	4/20/06 1/18/11	101,112 350,914	223,448 889,426

(1)	Stock option granted in exchange for stock options surrendered under our April 2001 option exchange program. Please refer to “—Ten-Year Option Repricings.”

(2)	Stock option terminated in connection with our April 2001 option exchange program. Please refer to “—Ten-Year Option Repricings.”

The following table presents the number of shares acquired and the value realized upon exercise of stock options during 2001 and the number of shares of common stock subject to “exercisable” and “unexercisable” stock options held as of December 31, 2001 by each of the named executive officers. Also presented are values of “in-the-money” options at year end, which represent the positive difference between the exercise price of each outstanding stock option and the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2001, the last day of trading for 2001, which was $9.74. Unless otherwise indicated below, our options generally become exercisable and vest as to 25% of the shares on the first anniversary of the date of grant and the remainder vest ratably over a 36-month period thereafter. The value of “in-the-money options” shown in this table may never be realized.

Aggregate Option Exercises in 2001 and Year-End Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Year-End (1)		Value of Unexercised In-the-Money Options at Year-End (1)
			Exercisable	Unexercisable (2)	Exercisable	Unexercisable (3)
Martin W. Brauns	$—	$—	447,918	1,467,582	$130,938	$5,017,940
Michael A. Backlund	—	—	275,832	448,881	750,381	1,646,563
John Van Siclen	60,000	331,388	260,501	690,499	—	572,000
David M. Allen	—	—	120,835	417,497	—	2,249,904
Jack S. Jia	—	—	170,835	384,163	—	1,006,049

(1)	The columns captioned “exercisable” and “unexercisable” include shares that are subject to our right to repurchase upon termination of the officer’s employment.

(2)	Includes 315,500, 137,498, 233,332 and 78,331 shares subject to our repurchase right that are held by Messrs. Brauns, Backlund, Allen and Jia, respectively.

(3)	Includes $3,053,877, $1,328,762, $2,249,904 and $758,096 of value associated with shares that are subject to our repurchase right, for Messrs. Brauns, Backlund, Allen and Jia, respectively.

The following table sets forth information with respect to the repricing of options held by our executive officers during 2001 under our April 2001 option exchange program. Under this option exchange program, we offered all of our employees the opportunity to surrender their existing options to purchase shares of our common stock in exchange for newly granted options to purchase shares of common stock. Each new option covers 50% of the shares covered by the surrendered options, with a five-year term and an exercise price of $14.63 per share, the average of the closing sales prices of our common stock as reported on the Nasdaq National Market on April 17 through April 19, 2001. For the Compensation Committee’s explanation of the reasons for the repricing, please refer to “Report On Executive Compensation—Executive Compensation.”

Ten-Year Option Repricings

Name and Position	Date	Number of Securities Underlying Options Repriced or Amended(1)	Market Price of Stock at Time of Repricing or Amendment	Exercise Price at Time of Repricing or Amendment	New Exercise Price(2)	Length of Original term Remaining at Date of Repricing or Amendment
Michael A. Backlund Senior Vice President of Worldwide Sales and Field Operations	4/20/01	15,000	$14.84	$41.97	$14.63	9 years, 5 months and 22 days

John Van Siclen President and Chief Operating Officer	4/20/01 4/20/01	140,000 30,000	14.84 14.84	30.41 37.38	14.63 14.63	8 years, 8 months and 11 days 8 years, 10 months and 8 days

	4/20/01 4/20/01	25,000 10,000	14.84 14.84	27.88 31.50	14.63 14.63	9 years, 8 months and 28 days 8 years, 9 months and 11 days

David M. Allen Senior Vice President and Chief Financial Officer	4/20/01 4/20/01	15,000 10,000	14.84 14.84	41.97 27.88	14.63 14.63	9 years, 5 months and 22 days 9 years, 8 months and 29 days

Jack S. Jia Senior Vice President and Chief Technology Officer	4/20/01	25,000	14.84	41.97	14.63	9 years, 5 months and 22 days

Anita M. Brunner Vice President and General Counsel	4/20/01	6,500	14.84	28.56	14.63	8 years, 8 months and 23 days

G. Mercedes De Luca Vice President of Information Technology	4/20/01	7,500	14.84	24.09	14.63	9 years, 7 months and 9 days

Doreena Ross Vice President of Human Resources	4/20/01	34,000	14.84	40.63	14.63	9 years, 4 months and 21 days

Jozef Ruck(3) Senior Vice President of Marketing	4/20/01 4/20/01	25,000 10,000	14.84 14.84	41.97 27.88	14.63 14.63	9 years, 5 months and 22 days 9 years, 8 months and 29 days

(1)	Equal to 50% of the number of shares subject to options surrendered for exchange under our option exchange program.

(2)
Represents the average of the closing sales prices for our common stock as reported on the Nasdaq National Market on April 17 through April 19, 2001. Under our option exchange program, the exercise price of each new option was determined by averaging the closing sales price of our common stock as reported on the Nasdaq National Market for each of the three trading days prior to April 20, 2001.

(3)	Mr. Ruck is no longer employed by Interwoven.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of Ms. Gould and Mr. Zingale, both of whom are “non-employee directors” under federal securities laws and “outside directors” under federal tax laws. No interlocking relationship exists between our board of directors or Compensation Committee and the board of directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

*****

The following pages contain a report issued by our Compensation Committee relating to executive compensation for 2001, a chart titled “Company Stock Price Performance,” and a report issued by our Audit Committee relating to its review of our financial statements, procedures and practices. Stockholders should be aware that under SEC rules, the Report On Executive Compensation, the Stock Price Performance chart and Report of the Audit Committee are not considered “filed” with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by Interwoven under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless these sections are specifically referenced.

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee makes decisions about executive compensation, including stock option grants. The Compensation Committee consists of two independent non-employee directors, neither of whom has any interlocking relationships as defined by the SEC, and is responsible for approving and reporting to the Board on elements of compensation for executive officers. Mr. Brauns has not participated in discussions by Interwoven’s Board of Directors or the Compensation Committee with respect to his compensation.

General Compensation Policy

The committee acts on behalf of the Board to establish Interwoven’s general compensation policies for all employees. The Committee administers Interwoven’s incentive and equity plans, including the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan and the 2000 Stock Incentive Plan. The committee also specifically reviews and determines base salary levels, target bonuses and stock option grants for all executive officers and the chief executive officer, typically near the beginning of each year.

The committee’s philosophy for compensation of executive officers, including the chief executive officer, is to relate that compensation directly to corporate performance, while providing a total compensation package that is competitive and enables Interwoven to attract, motivate, reward and retain executive officers and other key employees. Compensation includes base salary, cash bonuses and equity-based compensation. The committee establishes long-term equity incentives for executive officers through stock options, which have value only if the price of Interwoven common stock increases above the grant price and the executive remains with Interwoven for the period required for the options to vest.

Executive Compensation

In January 2001, the committee determined base salaries, incentive compensation and stock option grants for executive officers based on the chief executive officer’s recommendation for each of the other executive officers, and on its own experience and its understanding of prevailing compensation practices among enterprise software companies with whom Interwoven competes for executive talent. In May 2001, the Board elected several executive officers from within the Company whose base salaries and incentive compensation were not considered by the committee or the Board.

Base Salary.    The committee attempts to set base salaries to be competitive with salaries at other enterprise software companies, adjusted in light of the committee’s evaluation of factors it considers and information it reviews. These factors include: the chief executive officer’s subjective assessment of the executive officer’s performance; anticipated future contribution and ability to affect corporate or business unit results; planned changes in functional responsibilities; and the committee’s understanding of prevailing compensation practices and trends among enterprise software companies with which Interwoven competes for executive talent. The chief executive officer typically proposes to the committee the remuneration of each of the other executive officers. The committee then discusses this proposal with the chief executive officer in view of the foregoing factors. In 2001, the committee’s base compensation decisions were primarily subjective, based on all of the foregoing factors. Base salary levels for continuing executive officers increased between 6.4% and 25.0%.

Incentive Compensation.    To provide an incentive for executive performance, the committee sets cash bonus compensation award targets for each executive. The committee makes a subjective determination of the amount of bonus incentive that is appropriate for each executive officer, in light of the chief executive officer’s recommendation and the executive officer’s past performance and expected responsibilities for the coming year. Cash bonus awards are based on the committee’s subjective evaluation of each officer’s individual performance in relation to Interwoven’s business performance, and the recommendations of the chief executive officer. For 2001, the committee decided to pay executive officer bonuses at between 40% and 90% of their target bonus.

Stock Options.    Stock options are an essential element of Interwoven’s executive compensation structure. The committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. Almost all Interwoven full-time employees participate in the stock plans. Stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of Interwoven common stock on the date of grant. Stock options typically are granted to executive officers when the executive first joins Interwoven, or in connection with a significant change in responsibilities, or occasionally to achieve equity within a peer group. In its discretion the committee may also grant stock options to executives to provide greater incentives to continue their employment with Interwoven and to strive to increase the value of Interwoven common stock, or for other reasons. The number of shares subject to each stock option granted is within the discretion of the committee and is based on anticipated future contribution and ability to affect corporate or business unit results, past performance consistency within the executive’s peer group and the number of unvested stock options. Options were granted in January 2001, as part of an annual review by the committee of the stock options held by executive officers. In addition, options were also granted in connection with the promotion of five officers in May 2001 and to five executive officers in October 2001.

In April 2001, Interwoven offered to its non-director employees, including executive officers, the opportunity to exchange outstanding stock options for new options to purchase half the number of shares subject to the exchanged options, at an exercise price equal to the average of the closing sales prices for Interwoven’s common stock as reported on the Nasdaq National Market on April 17 through April 19, 2001. Options to purchase 5.1 million shares were surrendered in this program, and options to purchase 2.6 million shares were issued in exchange, at an exercise price of $14.63 per share. The new options vest as to 12.5% of the shares covered by the option six months after the exchange, with the remainder vesting ratably over the 42 months thereafter. The Board approved the exchange offer because it is committed to the principle that Interwoven employees should have an opportunity to participate in the ownership of Interwoven, thereby creating a stronger incentive to expend maximum effort for Interwoven’s growth and success. In light of the effect of declining stock prices on the incentive value provided by out-of-the-money options, the Board felt it appropriate to offer the option exchange program. For a detailed listing of all executive officers whose options were repriced and other related information, please refer to “Executive Compensation—Ten-Year Option Repricing.”

Company Performance and CEO Compensation.    The committee determined Mr. Brauns’ compensation based on its subjective determination of the contributions made by Mr. Brauns to Interwoven’s performance in 2001, and a review of CEO compensation at comparable companies. Mr. Brauns’ base salary was $300,000 in 2001. The committee awarded Mr. Brauns a bonus of $175,000 for 2001, representing 50% of his 2001 target bonus. In January 2001, the committee granted Mr. Brauns an option to purchase 100,000 shares of common stock vesting over four years. In granting this option, the committee reviewed Mr. Brauns’ prior outstanding stock grants, the number of restricted shares that remained unvested, the number of shares Mr. Brauns already owned that were not subject to repurchase, and Interwoven’s performance in 2001. The committee reviewed this information again in September 2001 and granted Mr. Brauns another option to purchase 500,000 shares of common stock, also vesting over four years.

Compliance with Section 162(m) of the Internal Revenue Code.    Interwoven intends to comply with the requirements of Section 162(m) of the Internal Revenue Code for 2002. The 1999 Equity Incentive Plan is already in compliance with Section 162(m) because it limits stock awards to named executive officers. Interwoven does not expect cash compensation for 2002 to any of its executive officers to be in excess of $1,000,000, and consequently the committee does not expect Interwoven to be affected by the requirements of Section 162(m).

COMPENSATION COMMITTEE:

Ka	thryn C. Gould
An	thony Zingale

COMPANY STOCK PRICE PERFORMANCE

The graph below compares the cumulative total stockholder return on our common stock from October 8, 1999 (the day after the effective date of our registration statement with respect to our initial public offering) to December 31, 2001 with the cumulative total return on the Nasdaq Stock Market—U.S. Index and the J.P. Morgan H&Q Internet 100 Index over the same period (assuming the investment of $100 in our common stock and in each of the other indices on the date of our initial public offering, and reinvestment of all dividends).

The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

COMPARISON OF 27-MONTH CUMULATIVE TOTAL RETURN

	Interwoven, Inc.		Nasdaq Stock Market—U.S. Index		J.P. Morgan H&Q Internet 100 Index
	Market Price	Investment Value	Index	Investment Value	Index	Investment Value
10/08/99	$4.25	$100.00	$968.73	$100.00	$1081.46	$100.00
12/31/99	30.40	715.44	1364.76	140.88	1909.80	176.59
12/31/00	32.96	775.74	820.89	84.74	734.83	67.95
12/31/01	9.74	229.18	651.34	67.24	225.98	20.90

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s purpose is to assist the Board of Directors in its oversight of Interwoven’s financial accounting, reporting and controls. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent” as required by applicable listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a charter approved by the Board of Directors in June 2000. A copy of the current charter is available upon written request from Interwoven or by referring to Interwoven’s definitive 2001 proxy statement on file with the SEC, which is available at www.sec.gov.

Management is responsible for the preparation, presentation and integrity of Interwoven’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Interwoven’s independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee discussed with Interwoven’s independent accountants the overall scope and plans for its audit. The Audit Committee meets with the internal and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of Interwoven’s internal controls and the overall quality of Interwoven’s financial reporting. In 2001, the Audit Committee held four meetings and recommended to the Board of Directors the removal of PricewaterhouseCoopers LLP and the engagement of KPMG LLP as our independent auditors for fiscal year 2001.

In performing its oversight role, the Audit Committee considered and discussed the audited financial statements with management and the independent accountants. The committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with them their independence. The committee also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the accountants’ independence and has discussed with the accountants the accountants’ independence. Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to below and in the charter, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the 2001 Annual Report on Form 10-K, and be filed with the SEC. The Audit Committee and the Board of Directors also recommended that the stockholders ratify the selection of KPMG LLP as Interwoven’s independent accountants for 2002.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of accountant independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Interwoven’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Interwoven’s independent accountants are in fact “independent” as required by the Nasdaq National Market.

AU	DIT COMMITTEE:

Ro	nald E.F. Codd
Ma	rk C. Thompson
An	thony Zingale

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From January 1, 2001 to the present, there are no currently proposed transactions in which the amount involved exceeds $60,000 to which we or any of our subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except for payments set forth under “Executive Compensation” above and the transactions described below.

Employment Contracts with Management

Mr. Brauns, our Chairman and Chief Executive Officer, entered into an employment agreement with us in February 1998. This agreement establishes Mr. Brauns’ initial annual salary of $250,000 and eligibility for benefits and bonuses tied to our revenues. This agreement also provides for his election to the Board of Directors as a condition of employment. This agreement continues until it is terminated upon written notice by Mr. Brauns or by us. If his employment is terminated by us for cause or if he voluntarily elects to terminate his employment, we must pay his salary and other benefits through the date of his termination. If his employment is terminated by us without cause or if he terminates his employment under some circumstances, we must pay his benefits through the date of his termination and his salary for up to 12 additional months after this date, unless Mr. Brauns is employed full-time by another employer.

Under this agreement, Mr. Brauns agreed to purchase 5,333,332 shares of common stock at an exercise price of $0.045 per share. The shares purchased by Mr. Brauns were subject to our right to repurchase the shares upon termination of his employment prior to March 2002. Our repurchase right would have also expired as to all of the shares in the event that we merged or consolidated with another entity or sold all or substantially all of our assets. In connection with this stock purchase, we agreed to loan Mr. Brauns the entire purchase price. This loan has been repaid in full.

Mr. Allen’s offer letter, dated February 12, 1999, provides for an initial annual salary of $140,000 commencing on March 3, 1999 and eligibility for an incentive bonus of $35,000. The offer letter also provides for reimbursement for relocation expenses. Mr. Allen received options to purchase 746,664 shares of our common stock at an exercise price of $0.0975 per share under the 1998 Stock Option Plan, of which options to purchase 186,668 shares vested on March 3, 2000 and the remainder vest ratably over a 36-month period thereafter. The remaining unvested portion of these options will vest entirely if we sell the company. Mr. Allen’s employment is at will and may be terminated at any time, with or without formal cause.

Mr. Backlund’s offer letter, dated May 1, 1998, provides for an initial annual salary of $135,000 commencing on May 26, 1998 and eligibility for an incentive bonus of up to $100,000. The offer letter also provides for reimbursement for relocation expenses. Mr. Backlund received options to purchase 626,664 shares of our common stock at an exercise price of $0.0525 per share under the 1996 Stock Option Plan, of which options to purchase 156,664 shares vested on May 26, 1999 and the remainder vest ratably over a 36-month period thereafter. On January 28, 1999, Mr. Backlund received options to purchase an additional 266,664 shares of our common stock at an exercise price of $0.0975 per share as a result of meeting revenue objectives in 1998 and in lieu of a portion of his cash bonus earned in 1998. Mr. Backlund’s employment is at will and may be terminated at any time, with or without formal cause.

Mr. Jia’s offer letter, dated January 6, 1997, provides for an initial annual salary of $70,000 commencing January 27, 1997. Mr. Jia received options to purchase 240,000 shares of our common stock at an exercise price of $0.0225 per share under the 1996 Stock Option Plan, of which options to purchase 60,000 shares vested on January 28, 1998 and the remainder vested ratably over a 36-month period thereafter. Mr. Jia’s employment is at will and may be terminated at any time, with or without formal cause.

Mr. Van Siclen’s offer letter, dated December 17, 1999, provides for an annual salary of $150,000 and eligibility for an incentive bonus of up to $90,000. Mr. Van Siclen received options to purchase 280,000 shares of our common stock at an exercise price of $30.41 per share, and an option to purchase an additional 136,000 shares at a purchase price of $25.85 per share. Mr. Van Siclen’s offer letter also called for additional grants of options to purchase an aggregate of 240,000 shares at the then-current fair market value on the date of grant, which Mr. Van Siclen received during the first quarter of 2000. All such options were granted under the 1999 Equity Incentive Plan, and 25% of the shares subject to such options vested on the first anniversary of the grant date, with the remainder vesting ratably over the 36-month period thereafter. Mr. Van Siclen’s employment is at will and may be terminated at any time, with or without formal cause.

STOCKHOLDER PROPOSALS

Stockholder proposals and nominations of directors for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2003 must be received by December 31, 2002. In addition, stockholders wishing to nominate directors or propose other business at the 2003 annual meeting of stockholders, but not intending to include such nomination or proposal in Interwoven’s proxy statement for such meeting, must give advance written notice to Interwoven pursuant to our Bylaws. Our Bylaws provide that notice of any such nomination or proposal must be received at our principal executive offices not later than April 7, 2003, and not earlier than March 10, 2003 and must contain the information specified by our Bylaws. If this notice is not timely then the nomination or proposal will not be brought before the 2003 annual meeting of stockholders.

COMPLIANCE UNDER SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16 of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of the our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2001, except that Michael Backlund filed one late Form 4 with respect to one transaction.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

Exhibit A

INTERWOVEN, INC.

1999 EQUITY INCENTIVE PLAN

As Adopted July 22, 1999
As Amended April 13, 2000, June 1, 2000, December 12, 2000 and June             , 2002
and Adjusted July 13, 2000 and December 29, 2000

1.    PURPOSE.    The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

2.    SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available.    Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 27,600,000[1] Shares plus Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. In addition, any authorized shares not issued or subject to outstanding grants under the 1996 Stock Option Plan and the 1998 Stock Option Plan (the “Prior Plans”) on the Effective Date (as defined below) and any shares issued under the Prior Plans that are forfeited or repurchased by the Company or that are issuable upon exercise of options granted pursuant to the Prior Plans that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for grant and issuance under the Prior Plans, but will be available for grant and issuance under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2 Adjustment of Shares.    In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3.    ELIGIBILITY.    ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and advisors

(1)
Adjusted to reflect (i) the authorization of 2,000,000 additional shares of Common Stock for issuance under the Plan approved by the Company’s stockholders on June 1, 2000; (ii) the 2-for-1 split of the Company’s Common Stock, paid in the form of a dividend, effected in July 2000 with respect to stockholders of record on June 22, 2000; (iii) the authorization of 4,000,000 additional shares of Common Stock for issuance under the Plan approved by the Company’s stockholders on December 12, 2000; and (iv) the 2-for-1 split of the Company’s Common Stock, paid in the form of a dividend, effected in December 2000 with respect to stockholders of record on December 13, 2000.

render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 1,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 1,500,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

4.    ADMINISTRATION.

4.1 Committee Authority.    This Plan will be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, the Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)
determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability and payment of Awards;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Discretion.    Except for automatic grants to Outside Directors pursuant to Section 9 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

5.    OPTIONS.    The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant.    Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and, except as otherwise required by the terms of Section 9 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period.    Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

5.5 Method of Exercise.    Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination.    Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)
If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)
If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c)
Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

5.7 Limitations on Exercise.    The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISO.    The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal.    The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification.    Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.    RESTRICTED STOCK.    A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1 Form of Restricted Stock Award.    All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2     Purchase Price.    The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

6.3     Terms of Restricted Stock Awards.     Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4     Termination During Performance Period.     If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

7.     STOCK BONUSES.

7.1    Awards of Stock Bonuses.     A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the “Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

7.2     Terms of Stock Bonuses.     The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.3     Form of Payment.     The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

8.    PAYMENT FOR SHARE PURCHASES.

8.1    Payment.     Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Participant;

(b)
by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c)
by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

(d)	by waiver of compensation due or accrued to the Participant for services rendered;

(e)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)
through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)
through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f)	by any combination of the foregoing.

8.2     Loan Guarantees.     The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

9.    AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

9.1     Types of Options and Shares.     Options granted under this Plan and subject to this Section 9 shall be NQSOs.

9.2    Eligibility.     Options subject to this Section 9 shall be granted only to Outside Directors.

9.3    Annual Grants.     Each Outside Director who was a member of the Board before the Effective Date will automatically be granted an Option for 10,000 Shares on the Effective Date, unless such Outside Director received a grant of Options before the Effective Date. Each Outside Director who first becomes a member of the Board on or after the Effective Date will automatically be granted an Option for 40,000(2) Shares on the date such Outside Director first becomes a member of the Board. Immediately following each annual meeting of stockholders, all Outside Directors will automatically be granted an Option for 20,000(3) Shares, provided the Outside Director is a member of the Board on such date and has served continuously as a member of the Board for a period of at least one year since the date when such Outside Director first became a member of the Board (the “Annual Grant”).

9.4     Vesting.     Each Annual Grant shall be 100% vested and immediately exercisable as of the date of grant.

9.5    Exercise Price.     The exercise price of an Annual Grant shall be the Fair Market Value of the Shares, at the time that the Option is granted.

10.    WITHHOLDING TAXES.

10.1    Withholding Generally.     Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

10.2    Stock Withholding.    When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee

11.    TRANSFERABILITY.

11.1    Except as otherwise provided in this Section 11, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

11.2    All Awards other than NQSO’s.    All Awards other than NQSO’s shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or egal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

11.3    NQSOs.    Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

(2)	Adjusted to reflect an amendment to increase the number of shares subject to grant by 20,000 shares, which was approved by the Company’s stockholders on June , 2002.
(3)	Adjusted to reflect an amendment to increase the number of shares subject to grant by 10,000 shares, which was approved by the Company’s stockholders on June , 2002.

12.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES

12.1    Voting and Dividends.    No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 12.

12.2    Financial Statements.    The Company will provide financial statements to each Participant prior to such Participant’s purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

12.3    Restrictions on Shares.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

13.    CERTIFICATES.    All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.    ESCROW; PLEDGE OF SHARES.    To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15.    EXCHANGE AND BUYOUT OF AWARDS.    The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17.    NO OBLIGATION TO EMPLOY.    Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18.    CORPORATE TRANSACTIONS.

18.1    Assumption or Replacement of Awards by Successor.    In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 18. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

18.2    Other Treatment of Awards.    Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

18.3    Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19.    ADOPTION AND STOCKHOLDER APPROVAL.    This Plan will become effective on the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company’s Common Stock is declared effective by the SEC (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

20.    TERM OF PLAN/GOVERNING LAW.    Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

21.    AMENDMENT OR TERMINATION OF PLAN.    The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

22.    NONEXCLUSIVITY OF THE PLAN.    Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.    DEFINITIONS.    As used in this Plan, the following terms will have the following meanings:

“Award ” means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Company” means Interwoven, Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)    if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)    if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(d)    in the case of an Award made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(e)    if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(a)    child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b)    any person (other than a tenant or employee) sharing the Participant’s household;

(c)    a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)    a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)    any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent, Subsidiary or Affiliate of the Company.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(a)    Net revenue and/or net revenue growth;

(b)    Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c)    Operating income and/or operating income growth;

(d)    Net income and/or net income growth;

(e)    Earnings per share and/or earnings per share growth;

(f)    Total stockholder return and/or total stockholder return growth;

(g)    Return on equity;

(h)    Operating cash flow return on income;

(i)    Adjusted operating cash flow return on income;

(j)    Economic value added; and

(k)    Individual confidential business objectives.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.

“Plan” means this Interwoven, Inc. 1999 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

“Stock Bonus” means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

PROXY
INTERWOVEN, INC.
Annual Meeting of Stockholders – June 6, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Martin W. Brauns and David M. Allen, and each of them, as proxies of the undersigned, with full power to appoint substitutes, and hereby authorizes each of them to represent and to vote all shares of stock of Interwoven, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card at the Annual Meeting of Stockholders of Interwoven, Inc. (the “Meeting”) to be held on June 6, 2002 at 1:30 p.m., local time, at the Hyatt San Jose – Silicon Valley, 1740 North First Street, San Jose, California and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

Please Detach and Mail in the Envelope Provided

A☒	Please mark your votes as in this example.
The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
		FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES			FOR	AGAINST	ABSTAIN
1.	Election of Directors Nominees: Ronald E.F. Codd John Van Siclen	☐	☐	2.
To amend the Company’s 1999 Equity Incentive Plan to increase the number of shares subject to options automatically granted to non-employee directors, so that initial option grants to new directors will be for 40,000 shares and subsequent annual option grants to incumbent directors will be for 20,000 shares.
						☐	☐	☐
(Instruction: To withhold authority to vote for any individual nominee write that nominee’s name on the space provided below.)				3.	To ratify KPMG LLP as Interwoven’s independent accountants for the fiscal year ending December 31, 2002.	☐	☐	☐

				4.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW							☐

Signature: ___________________________________	Date: ______________, 2002	Signature: __________________________________	Date:	___________, 2002

NOTE:
Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.